Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 23, 2018, relating to our audit of Shepherd’s Finance, LLC and subsidiaries (the “Company”) consolidated financial statements as of and for the year ended December 31, 2017, which appears in this Post-Effective Amendment No. 4 to Registration Statement No. 333-203707 on Form S-1 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Enterprise, Alabama

April 18, 2018